SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): January 25, 2002

Advanced Power Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)	Identification No.)

405 S.W. Columbia Street

Bend, Oregon 97702

(Address of principal executive offices (Zip Code)

Registrant's telephone number, including area code:

(541) 388-0371

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On December 6, 2001, we entered into the Agreement and Plan of Merger (the “Merger Agreement”), by and among Advanced Power Technology, Inc. (“APT”), GHz Acquisition, Inc., a wholly-owned subsidiary of APT, and GHz Technology, Inc. (“GHz”). The Merger Agreement was amended by the Amendment to Agreement and Plan of Merger among the parties, dated as of January 10, 2002 (the “Amendment to Merger Agreement”). Copies of the Merger Agreement and Amendment to Merger Agreement are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated by reference herein.

On consummation of the Merger Agreement on January 25, 2002 APT completed the acquisition of the business and assets of GHz, which included approximately $7.9 million of cash.  APT purchased all of the outstanding shares of GHz common and preferred stock for approximately $13.5 million in cash and 1.5 million shares of APT common stock, valued at  $11.00 per share at market close on January 25, 2002.  In addition, APT will issue options to purchase approximately 700,000 shares of APT common stock in exchange for outstanding GHz stock options and for the retention of key GHz employees.  Further details about GHz are included in APT’s press releases dated December 7, 2001 and January 28, 2002, which are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)          Financial statements of businesses acquired.

It is impracticable to provide the financial statements required under this Item as of the date this Current Report on Form 8-K must be filed.  The required financial statements will be filed by amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date of this Current Report.

(b)         Pro Forma financial information.

It is impracticable to provide the pro forma financial information required under this Item as of the date this Current Report on Form 8-K must be filed.  The required pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date of this Current Report.

(c) Exhibits.

The following document is filed as an exhibit to this report on Form 8-K:

EXHIBIT NO.	DESCRIPTION

2.1

Agreement and Plan of Merger dated as of December 6, 2001, among Advanced Power Technology, Inc., a Delaware corporation (“Parent”), GHz Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and GHz Technology, Inc., a California corporation (the “Company”)

2.2

Amendment to Agreement and Plan of Merger dated as of January 10, 2002, among Advanced Power Technology, Inc., a Delaware corporation (“Parent”), GHz Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and GHz Technology, Inc., a California corporation (the “Company”)

4.3	RegistrationRightsAgreementby and among Advanced Power Technology, Inc., a Delaware corporation, and the investors listed on Exhibit A thereto

4.4

Escrow Agreement by and among Advanced Power Technology, Inc., a Delaware corporation (“APT”), GHz Technology, Inc., a Delaware corporation (“GHz”), Frank Schneider, solely in his capacity as Shareholder Representative (“Shareholder Representative”), and Silicon Valley Bank (the “Escrow Agent”)

4.5	Form of Common Stock Purchase Warrant between Advanced Power Technology, Inc. and Mark Gates

99.1	Press Release dated December 7, 2001. "Advanced Power Technology Announces Definitive Agreement to Acquire GHz Technology"

99.2	Press Release dated January 28, 2002. "APT Completes Acquisition of GHz Technology Inc."

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized this 8th day of February, 2002.

ADVANCED POWER TECHNOLOGY, INC.

By:	/s/ GREG M. HAUGEN

Greg M. Haugen
Vice President, Finance and Administration,
Chief Financial Officer and Secretary
(Principal Financial Officer)

Index to Exhibits

EXHIBIT NO.	DESCRIPTION
2.1

Agreement and Plan of Merger dated as of December 6, 2001, among Advanced Power Technology, Inc., a Delaware corporation (“Parent”), GHz Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and GHz Technology, Inc., a California corporation (the “Company”)

2.2

Amendment to Agreement and Plan of Merger dated as of January 10, 2002, among Advanced Power Technology, Inc., a Delaware corporation (“Parent”), GHz Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and GHz Technology, Inc., a California corporation (the “Company”)

4.3	RegistrationRightsAgreementby and among Advanced Power Technology, Inc., a Delaware corporation and the investors listed on Exhibit A thereto.

4.4

Escrow Agreement by and among Advanced Power Technology, Inc., a Delaware corporation (“APT”), GHz Technology, Inc., a Delaware corporation (“GHz”), Frank Schneider, solely in his capacity as Shareholder Representative (“Shareholder Representative”), and Silicon Valley Bank (the “Escrow Agent”)

4.5	Form of Common Stock Purchase Warrant between Advanced Power Technology, Inc. and Mark Gates

99.1	Press Release dated December 7, 2001. "Advanced Power Technology Announces Definitive Agreement to Acquire GHz Technology"

99.2	Press Release dated January 28, 2002. "APT Completes Acquisition of GHz Technology Inc."